Exhibit 10.3

Thirteenth Amended and Restated Rent Supplement

(McAllen Lease)

November 9, 2017

This Thirteenth Amended and Restated Rent Supplement (this “Thirteenth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on November 9, 2017 (the “Effective Date”) to give effect to the Exchange Transaction (as defined below) under the McAllen Lease (as defined below). Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the McAllen Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Master System Lease Agreement (McAllen System) dated December 1, 2014 (as amended from time to time in accordance with its terms, the “McAllen Lease”);

WHEREAS, on February 22, 2017 the Parties executed a Twelfth Amended and Restated Rent Supplement (McAllen Lease) effective as of January 1, 2017 (the “Twelfth Amended Supplement”);

WHEREAS, as of the Effective Date, pursuant to an Agreement and Plan of Merger among Lessor, Lessee, Oncor Electric Delivery Company LLC (“Oncor”) and certain other parties thereto, Lessor is disposing of certain transmission and distribution assets that are subject to the McAllen Lease (the “Disposed McAllen Assets”) and the Stanton/Brady/Celeste Lease and, in exchange therefor, is acquiring certain transmission assets and cash from Oncor (the “Exchange Transaction”); and

WHEREAS, in connection therewith, the Parties now desire to amend and restate the Twelfth Amended Supplement as set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Twelfth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The McAllen Lease, except as supplemented by this Thirteenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
2010	$2,195,000
2011	$504,000
2012	$1,262,963
2013	$16,391,255
2014	$46,042,142
2015	$2,431,198
2016	$914,401
2017	$1,519,331	*
	$20,859	**
(Total 2017)	$1,540,190	***

*	Represents the aggregate amount of distribution Incremental CapEx that the Parties expected to be placed in service during 2017 (as adjusted for the disposition of the Disposed McAllen Assets on the Effective Date). Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized part of the Eleventh Amended and Restated Rent Supplement (McAllen Lease) dated

1	MCALLEN LEASE

December 31, 2016 (“Eleventh Amended Supplement”). Of the 2017 distribution Incremental CapEx, an aggregate of $1,590,165 was expected to be in service as of the Effective Date (“First 2017 Distribution CapEx”), with an expected weighted average in-service date of June 1, 2017, and an aggregate of $(70,833) was expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year Distribution CapEx”), with an expected weighted average in-service date of December 1, 2017.
**	Represents the aggregate amount of transmission Incremental CapEx the Parties expected to be placed in service in 2017 (as adjusted for the disposition of the Disposed McAllen Assets on the Effective Date). Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Eleventh Amended Supplement. Of the 2017 transmission Incremental CapEx, an aggregate of $0 was expected to be in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 Transmission CapEx”), an aggregate of $20,859 was expected to be in service as of the Effective Date and reflected in Lessee’s second 2017 Regulatory Order (“Pre-Closing Second 2017 Transmission CapEx”), an aggregate of $0 was expected to be in service after the Effective Date but as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Post-Closing Second 2017 Transmission CapEx” and, together with the Pre-Closing Second 2017 Transmission CapEx, “Second 2017 Transmission CapEx”) and an aggregate of $0 was expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year Transmission CapEx”) and included in the first 2018 Regulatory Order. The Parties expected the First 2017 Transmission CapEx and Pre-Closing Second 2017 Transmission CapEx, collectively, to have a weighted average in-service date of April 1, 2017. A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates (but, for the avoidance of doubt, does not include the order approving the Exchange Transaction, the dismissal of the Parties’ pending rate case filed in 2016 or associated orders in connection therewith). The Parties expected the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018, and the first 2018 Regulatory Order to be effective on June 1, 2018. The Parties have agreed that any Rent Validation (within the meaning of the McAllen Lease) with respect to First 2017 Transmission CapEx, Second 2017 Transmission CapEx and 2017 Stub-Year Transmission CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the McAllen Lease.
***	Represents the total amount of transmission and distribution Incremental CapEx that the Parties expected to be placed in service during 2017 (as adjusted for the disposition of the Disposed McAllen Assets on the Effective Date).

Lessee CapEx:
2010	$666,488
2011	$121,897
2012	$263,733
2013	$68,303
2014	$89,405
2015	$168,289
2016	$0
2017	$0
Base Rent:
2010	$5,260,447
2011	$5,453,529
2012	$5,521,881
2013	$6,566,290
2014	$8,445,964
2015	$11,818,692

2	MCALLEN LEASE

2016	$11,860,813
2017	$11,158,909	*
2018	$9,339,638	**
2019	$9,156,772

*	Pursuant to the Twelfth Amended Supplement, Lessee has made or will make, as applicable, a monthly 2017 Base Rent payment of $951,288 on the 15th day of each month beginning on March 15, 2017 through December 15, 2017 (with respect to January 2017 through October 2017). Lessee will then make a 2017 Base Rent payment of $845,650 on January 15, 2018 and $800,377 on February 15, 2018 (with respect to November 2017 and December 2017, respectively), with the decrease in monthly Base Rent reflecting the disposition on the Effective Date of the Disposed McAllen Assets. The Parties agree that any Rent Validation (within the meaning of the McAllen Lease) with respect to Disposed McAllen Assets will use the actual Rate Base of the Disposed McAllen Assets, but will otherwise be determined in accordance with Section 3.2(c) of the McAllen Lease.
**	Lessee will make a monthly 2018 Base Rent payment of $778,145 on each of March 15, 2018 and April 15, 2018 (with respect to January 2018 and February 2018). Lessee will make a monthly 2018 Base Rent payment of $778,335 on the 15th day of each month beginning on May 15, 2018 through July 15, 2018 (with respect to March 2018 through May 2018), with the increase in monthly Base Rent reflecting Second 2017 Transmission CapEx and commencing March 1, 2018, which is 30 days after the expected approval of Lessee’s second 2017 Regulatory Order. Lessee will then make a 2018 Base Rent payment of $778,335 on the 15th day of each month beginning on August 15, 2018 through February 15, 2019 (with respect to June 2018 through December 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and commencing June 1, 2018, which is the expected date of the approval of Lessee’s first 2018 Regulatory Order.

Percentage Rent Percentages:
2010	36.993%
2011	36.972%
2012	36.923%
2013	37.0%
2014	36.9%
2015	37.2%
2016	32.1%
2017	31.2%*
2018	30.3%
2019	29.9%

*	The 2017 Percentage Rent Percentage reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 Distribution CapEx, 2017 Stub-Year Distribution CapEx, First 2017 Transmission CapEx and Second 2017 Transmission CapEx.

Annual Percentage Rent Breakpoints:
2010	$5,260,447
2011	$5,453,529
2012	$5,521,881
2013	$6,566,290
2014	$8,445,964
2015	$11,818,692

3	MCALLEN LEASE

2016	$12,616,219
2017	$11,938,001	*
2018	$10,150,638	**
2019	$10,000,772

*	Of the 2017 Annual Percentage Rent Breakpoint, $10,451,938 will be applied to Gross Revenues through the Effective Date, and $1,486,063 will be applied to Gross Revenues throughout the remainder of 2017. The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 Distribution CapEx, 2017 Stub-Year Distribution CapEx, First 2017 Transmission CapEx and Second 2017 Transmission CapEx.
**	The 2018 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2018 Regulatory Order, as well as the amount of 2017 Stub-Year Transmission CapEx.

Revenues Attributable to Lessee CapEx:
2010	$60,546
2011	$249,481
2012	$289,945
2013	$345,693
2014	$355,744
2015	$360,527
2016	$206,130
2017	$97,925
2018	$73,431
2019	$45,266

TCOS
Allocation:	before June 20, 2013: 100%
between June 20, 2013 and October 17, 2013: 27.8%
between October 17, 2013 and February 25, 2014: 11.8%
between February 25, 2014 and May 1, 2014: 8.2%
between May 1, 2014 and October 3, 2014: 8.6%
between October 3, 2014 and March 31, 2015: 12.0%

between April 1, 2015 and October 31, 2015: 11.9%

between November 1, 2015 and June 13, 2016: 10.6%

between June 14, 2016 and September 22, 2016: 9.8%

between September 23, 2016 and April 30, 2017: 8.5%

between May 1, 2017 and November 9, 2017: 7.9%

between November 10, 2017 and February 28, 2018: 6.1%

starting March 1, 2018: 5.7%

Term of Rent Supplement: Expires 12/31/19

4	MCALLEN LEASE

The Parties have executed this Thirteenth Amended Supplement to the McAllen Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

MCALLEN LEASE